{N0112632 } 1 Exhibit 99.5 FORM OF LETTER DLH HOLDINGS CORP. Subscription Rights to Purchase Shares of Common Stock Offered Pursuant to Subscription Rights Distributed to Stockholders of DLH Holdings Corp. , 2016 To Our Clients: Enclosed for your consideration is a prospectus, dated ____________, 2016 (the "Prospectus") which relates to the offering (the "Rights Offering") by DLH Holdings Corp. ("DLH") of shares of DLH's common stock, par value $0.001 per share (the "Common Stock"), pursuant to non-transferable subscription rights (the "Rights") distributed to all holders of record of shares of Common Stock at 5:00 p.m., New York City time, on _____________, 2016 (the "Record Date"). The Rights and Common Stock are described in the Prospectus. In the Rights Offering, DLH is offering an aggregate of ______________ shares of Common Stock, as described in the Prospectus. The Rights will expire, if not exercised prior to 5:00 p.m., New York City time, on ___________, 2016, unless extended (the "Expiration Time") by the board of directors in its sole discretion. As described in the Prospectus, you will receive one Right for each share of Common Stock owned of record as of 5:00 p.m., New York City time, on the Record Date. Each Right allows you to subscribe for ______ shares of Common Stock (the "Basic Subscription Right") at the cash price of $____ per whole share (the "Subscription Price"). Accordingly, you will need to exercise ______ Rights to purchase one whole share of Common Stock at the subscription price of $____ per whole share. For example, if you owned 100 shares of Common Stock as of 5:00 p.m., New York City time on the Record Date, you would receive 100 Rights and would have the right to purchase _____ shares of Common Stock at the Subscription Price. In the event that you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Right, you may also exercise an over-subscription right (the "Over-Subscription Privilege") to purchase shares of Common Stock that are not purchased by stockholders through the exercise of their Basic Subscription Rights (such shares, determined taking into account the limitation described in the remainder of this sentence, the "Unsubscribed Shares"), subject to availability and allocation; provided, however, that aggregate purchase price of all shares of Common Stock purchased in this Rights Offering pursuant to the exercise of Basic Subscription Rights and the Over-Subscription Privilege may not exceed $2,650,000. Further, DLH has implemented a limitation upon the subscription rights in the Over-Subscription Privilege which may be exercised by the subscribers in the Rights Offering. As a condition to the Rights Offering, and by signing the Election To Purchase, the Rights holder understands and agrees that: (i) it shall not have the right to purchase in the Over- Subscription Privilege more than a number of shares in excess of the number of shares of Common Stock beneficially owned by such Rights holder as of the Record Date and (ii) DLH shall have the right to instruct the Subscription Agent to reduce the amount of any over-subscription exercise in excess of the limitation set forth above. If sufficient shares are available for offer pursuant to the Rights Offering, DLH will seek to honor the oversubscription requests in full subject to the limitations described above. If, however, over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the Rights holders exercising their Over-Subscription Privilege in proportion to the number of shares of Common Stock each Rights

{N0112632 } 2 holder subscribed for under the Basic Subscription Right. If this pro rata allocation results in any Rights holder receiving a greater number of shares of Common Stock than such Rights holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such Rights holder will be allocated only that number of shares for which such Rights holder over-subscribed and the remaining shares will be allocated among the other Rights holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until either all available shares, or all shares validly requested pursuant to the Over-Subscription Privilege, have been allocated. You will be required to submit payment in full for all the shares you wish to buy with your Basic Subscription Right and pursuant to your Over-Subscription Privilege. Because DLH will not know the total number of Unsubscribed Shares prior to the Expiration Time, if you wish to maximize the number of shares you may purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the number of shares of Common Stock you would like to purchase pursuant to your Basic Subscription Right and your Over-Subscription Privilege, such number of shares to be determined by you based on the assumption that no stockholder other than you has purchased any shares of Common Stock pursuant to the Basic Subscription Right and Over-Subscription Privilege. Fractional Rights remaining after aggregating all of the Rights distributed to you will be rounded down to the nearest whole number to ensure that DLH offers no more than ___________________ shares of Common Stock in the Rights Offering. Any excess subscription payments received by Continental Stock Transfer and Trust Company (the “Subscription Agent”) will be returned, without interest, as soon as practicable. DLH can provide no assurances that each Rights holder will actually be entitled to purchase the number of shares of Common Stock such Rights holder requests upon the exercise of its Over-Subscription Privilege. DLH will not be able to satisfy a Rights holder’s exercise of the Over-Subscription Privilege if the Rights Offering is subscribed in full, and DLH will only honor the exercise of an Over-Subscription Privilege to the extent sufficient Unsubscribed Shares are available, subject to the limitations set forth above. To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Rights holder pursuant to the Over-Subscription Privilege is less than the amount such Rights holder actually paid in connection with the exercise of the Over-Subscription Privilege, such Rights holder will be allocated only the number of Unsubscribed Shares available to it, and any excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable. If a Rights holder properly exercises its Over-Subscription Privilege for an aggregate amount of shares that is less than or equal to the number of Unsubscribed Shares, such Rights holder will be allocated the number of Unsubscribed Shares for which such Rights holder actually paid in connection with the Over-Subscription Privilege. See "The Rights Offering—Over- Subscription Privilege." The Rights are non-transferable during the course of the Rights Offering. THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus carefully before instructing us to exercise your Rights. If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter. Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at the Expiration Time. Once you have exercised the Basic Subscription Right or the Over-Subscription Privilege, such exercise may not be revoked.

{N0112632 } 3 Additional copies of the enclosed materials may be obtained from Continental Stock Transfer & Trust Company, the Information Agent. The Information Agent’s telephone number is (917) 262-2378. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.